IPEX, Inc.

                                  July 25, 2005



Attn: Scott Goodwin, President and CEO
Vinculum Communications, Inc.
9255 Towne Centre Drive, Suite 925
San Diego, CA 92121

         RE:      Letter of Intent for IPEX, Inc., a Nevada corporation  (OTCBB:
                  IPEX) ("IPEX"), to acquire (the "Acquisition") all the issued and outstanding shares of stock of Vinculum Communications, Inc., a Delaware corporation ("VINCULUM") owned by the stockholders of VINCULUM ("VINCULUM Stockholders"). Dear Mr.
                  Goodwin:

      This Letter of Intent ("LOI") will confirm the following general terms upon which our respective Board of Directors or similar governing body (collectively referred to as the "Parties") will adopt a definitive Acquisition Agreement (the "Agreement"), and recommend that the VINCULUM Stockholders approve the Agreement whereby, subject to the approval of a sufficient number of VINCULUM Stockholders, a wholly-owned subsidiary of IPEX will merge with and into VINCULUM such that VINCULUM will become a wholly-owned subsidiary of IPEX. The Acquisition consideration will consist of shares of IPEX common stock (the "IPEX Stock"), convertible debt and cash as set forth below.

      This LOI sets forth the basic terms of the Acquisition transaction and reflects the current, good faith intentions of IPEX and VINCULUM with respect thereto.

1.    The Acquisition.

      (a) At the closing (the "Closing"), a wholly-owned subsidiary of IPEX will merge with and into VINCULUM. The existing shares of capital stock of VINCULUM (the "Shares") will be converted into the right to receive the Purchase Price as described below. The parties will cooperate to ensure that the Acquisition is structured in a way that allows the VINCULUM Stockholders to receive the IPEX Stock tax-free.

      (b) The time of Closing shall be not later than September 30, 2005 (the "Closing Date"), unless extended by mutual consent of the parties.
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            Notwithstanding  the  foregoing,  if the Closing  cannot occur on or before September 30, 2005 because information required by SEC rules and regulations (including for purposes of preparing and filing a Form 8-K and Form 8-K/A reporting the Acquisition and for purposes of preparing and filing the Registration Statement (defined below)) cannot be prepared and completed before such date after reasonably commercial efforts, the Closing Date shall be automatically extended to such date necessary to prepare and complete such information.

      (c)   IPEX  shall  pay  the  VINCULUM   Stockholders   $14.5   million  as
            compensation for their Shares (the "Purchase Price"), which Purchase Price shall be paid as follows:

            (i)   $1,000,000  in  cash  (the  "Cash   Consideration")   will  be
                  delivered to the VINCULUM Stockholders at the Closing.

            (ii) $11,700,000 worth of IPEX Stock (the "Stock Consideration") will be issued and delivered to the VINCULUM Stockholders within five business days of the Closing Date. The number of shares of IPEX Stock to be issued in payment of the Stock Consideration shall be determined by dividing $11,700,000 by the volume weighted average price per share ("VWAP") for the IPEX Stock for the 90 trading days immediately preceding the Closing Date. Notwithstanding the foregoing, if the VWAP for the IPEX Stock for the 90 trading days immediately preceding the Closing Date is higher than $4.10, then the number of shares of IPEX Stock to be issued in payment of the Stock Consideration shall be determined by dividing $11,700,000 by $4.10. Subject to Section 1(c)(iv) below, all of the IPEX Shares to be issued to the VINCULUM Stockholders shall be "unregistered" and "restricted" shares and shall be issued in accordance with and subject to applicable laws, rules and regulations, and when issued for the consideration indicated, shall be deemed fully paid and non-assessable. The Stock Consideration shall be allocated to the VINCULUM Stockholders in accordance with Part I of Annex A.

            (iii) An aggregate  principal  amount of $1,800,000  of  convertible notes (the "Notes") will be issued and delivered to the VINCULUM Stockholders at the Closing. The Notes will bear interest at the rate of 4% per annum payable quarterly in arrears, beginning on the first such date after the original issue date and on the maturity date of the Notes. $900,000 principal amount of the Notes will have a maturity date 12 months from the Closing. The remaining $900,000 principal amount of the Notes will have a maturity date 18 months from the Closing. The Notes shall be convertible at the option of the holders and shall have a conversion price equal to the lower of: (A) the VWAP for the IPEX Stock for the 90 trading

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                  days immediately  preceding the Closing Date; or (B) $4.10. If on the maturity date of the Notes, the market price of IPEX Stock is equal to or greater than the conversion price of the Notes, then the conversion price shall be adjusted to a price which is equal to 80% of the closing sales price of IPEX Stock on the trading day immediately preceding the maturity date of the Notes, but no less than $1.50. Subject to Section 1(c)(iv) below, all of the IPEX Stock issuable upon conversion of the Notes shall be "unregistered" and "restricted" shares and shall be issued in accordance with and subject to applicable
                  laws,  rules  and   regulations,   and  when  issued  for  the
                  consideration indicated, shall be deemed fully paid and non-assessable.

            (iv) IPEX will undertake to prepare and file with the Securities and Exchange Commission (the "SEC") no later than 90 days from the Closing Date, a Registration Statement (the "Registration Statement") on Form SB-2 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), registering the resale of the IPEX Stock to be received by the VINCULUM Stockholders in connection with the Acquisition. IPEX shall also prepare and file with the SEC such amendments and supplements to such Registration Statement on Form SB-2 as may be necessary and use commercially reasonable efforts to cause such registration statement to become effective and remain effective for the period of time required to effect the sale of such shares in accordance with the Securities Act.

2.    Definitive Agreement. The Agreement shall include, contain or provide:

      (a) Representations and warranties. Customary and usual representations and warranties and covenants by the parties, and a principal executive officer or managing member of each party, as the case may be, shall certify that these representations and warranties are true as of the Closing Date.

            (i) None of the Parties to the Acquisition, nor their officers, directors, members or affiliates, promoter or control person, nor any predecessor, thereof have been subject to the following:

                  (A) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;
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                  (B)   Any conviction in a criminal proceeding or being subject
                        to a pending criminal proceeding (excluding traffic violations and other minor offenses) within the past five years;

                  (C) Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

                  (D) Any finding, ruling or judgment by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

            (ii) Each party shall have good title to all of its respective tangible and intangible assets including, but not limited to, intellectual properties necessary or required to successfully develop and commercially exploit its business enterprise as more fully described in its current business plan.

            (iii) The  VINCULUM   Stockholders   own  100%  of  the  issued  and
                  outstanding stock of VINCULUM.

            (iv) VINCULUM is an international Voice-over-Internet Protocol long distance communications carrier and provides services to no less than 150 long distance carriers across the world.

            (v) At Closing VINCULUM will have assets and liabilities within a range of 25%, plus or minus, of the anticipated amounts outlined in Annex B attached hereto.

            (vi) The Agreement will include representations and warranties with respect to the absence of undisclosed liabilities, liens and encumbrances of the assets of VINCULUM and the financial condition and results of operations of VINCULUM and with respect to the absence of any material adverse changes in
                  VINCULUM's   financial  condition,   earnings,   and  business
                  operations since the date of the most recent unaudited financial statements supplied by VINCULUM to IPEX.
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      (b)   Opinions of Counsel.  The delivery at Closing of favorable  opinions of legal counsel for VINCULUM regarding the customary and usual matters of law and fact covered under similar Acquisitions and related agreements.

      (c) Opinions of Auditors. For the delivery at the Closing of financial statements reasonably acceptable to IPEX. VINCULUM shall deliver to IPEX audited financial statements for the last two completed fiscal years as well as unaudited financial statements for the interim period(s) ended at the Closing Date prepared in accordance with Generally Accepted Accounting Principles.

      (d) Conditions Precedent. In addition, the Agreement shall contain the following conditions precedent:

            (i) IPEX shall have all SEC, state and federal filings and reports current, up to date, in proper form, and be, to the best of management's knowledge, in compliance with all state and federal regulations governing a public company.

            (ii) For a period of at least forty (45) days prior to the Closing Date, VINCULUM will afford to the officers and authorized representatives of IPEX full access to the properties, books and records of VINCULUM in order that IPEX may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of VINCULUM, and VINCULUM will furnish IPEX with such additional financial and operating data and other information as to the business and properties of VINCULUM (the confidentiality of which IPEX agrees to retain) as IPEX shall from time to time reasonably request. To the extent the state and federal filings and reports do not provide such information, VINCULUM shall have similar access to the properties, books and records of IPEX. Any such
                  investigations   and   examinations   shall  be  conducted  at
                  reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by either party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under the Agreement.
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            (iii) IPEX  shall  enter  into an  employment  agreement  with Scott
                  Goodwin, whereby Mr. Goodwin will serve as the President of Telecommunications for IPEX. Mr. Goodwin's salary will be $240,000 per year. Mr. Goodwin will also be eligible to participate in employee benefit plans maintained by the Company for the benefit of IPEX's executive officers.

            (iv) VINCULUM Stockholders shall have the right to appoint two members to the Board of Directors of IPEX, which members shall be in addition to the existing number of directors of IPEX.

            (v) VINCULUM Stockholders owning not less than eighty percent (80%) of the outstanding securities of VINCULUM shall have approved, adopted, and ratified the Acquisition and the Agreement.

            (vi) VINCULUM shall have obtained and delivered to IPEX all consents, waivers and approvals necessary to effect the Acquisition from the stockholders and Board of Directors of VINCULUM.

            (vii) There  shall  not  be any  pending  or  threatened  litigation regarding the Acquisition and the Agreement or any related transactions contemplated thereby or therein.

           (viii) Customary legal opinions, closing certificates and other documentation in a form satisfactory to IPEX and VINCULUM, respectively, shall be delivered by the Parties.

            (ix) There shall not be any material breach by the Parties of any representation or warranty contained in the Agreement, and the Parties shall be in compliance with each covenant contained in the Agreement.

            (x) IPEX shall have completed usual, customary and reasonable due diligence of VINCULUM to IPEX's satisfaction.

            (xi) VINCULUM shall have completed usual, customary and reasonable due diligence of IPEX to VINCULUM's satisfaction.

            (xii) VINCULUM   shall  have  caused  an  audit  of  its   financial
                  statements to be completed in accordance with the Securities Act, the Securities Exchange Act of 1934, as amended, Regulation S-X and any other applicable rules of the
                  Securities and Exchange Commission or of the Public Company Accounting Oversight Board.

           (xiii) All VINCULUM Stockholders who are accredited investors within
                  the  meaning  of  Rule  501(a)  of   Regulation  D  under  the
                  Securities Act shall complete and sign accredited investor questionnaires attesting to such fact.
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            (xiv) VINCULUM  shall  provide to IPEX the  information  required by
                  Form S-4 of the Securities and Exchange Commission, as applicable to VINCULUM, by a commercially reasonable period of time prior to the Closing so IPEX may provide complete disclosure to the VINCULUM Stockholders, as required by Rule 502 under the Securities Act.

            (xv) The Agreement shall contain additional mutually acceptable closing conditions to be determined by the Parties.

      (e) Conditions Subsequent. The Acquisition shall be subject to the occurrence of the following term and condition to occur within a reasonable time subsequent to the Closing:

            (i) IPEX shall file a Form 8-K with the SEC within four business days of entering into the Agreement disclosing the material terms of the Acquisition.

3. Expenses. Each party shall pay its own legal, accounting and other expenses in connection with the Acquisition, including, but not limited to those expenses and/or fees of Aegis Equity, LLC and Mark Buckner referenced in Section 5(e).

4.    Conduct of Business of VINCULUM Pending Closing.

      (a) Until consummation or termination of the contemplated Acquisition, VINCULUM will conduct business only in the ordinary course and no material assets of VINCULUM shall be sold, encumbered, hypothecated or disposed of except in the ordinary course of business and only with the written consent of the other party which consent will not be unreasonably withheld.

      (b) The Parties agree that until consummation or termination of the Acquisition, VINCULUM, the Board of Directors of VINCULUM and/or the VINCULUM Stockholders shall not directly or indirectly: (i) offer for sale, sell, assign, pledge, distribute or enter into any contract for the sale of or otherwise dispose of the Shares without the express written consent of the current Board of Directors of VINCULUM and IPEX; (ii) issue or cause to be issued additional Shares, options, warrants or any other right to purchase Shares to any person, entity or party (other than shares issued upon exercise of existing options); (iii) offer for sale, sell, assign, pledge, distribute or enter into any contract for the sale of or otherwise dispose of all or substantially all of a material portion of the assets of VINCULUM; or (iv) assume or incur a significant amount of liabilities or take any other actions outside the ordinary course of its business or other than in connection with the Acquisition.
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5.    Miscellaneous Provisions:

      (a) On or before the Closing Date, IPEX, VINCULUM and all of the VINCULUM Stockholders will have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the Acquisition, and all applicable legal requirements shall have been satisfied.

      (b) The Acquisition shall be consummated and the Agreement shall be executed as soon as practicable, and IPEX shall instruct its legal counsel to immediately prepare all necessary documentation upon execution of this LOI.

      (c) Before Closing, the Board of Directors of IPEX, the Board of Directors of VINCULUM and the VINCULUM Stockholders shall have approved the Acquisition and the Agreement.

      (d) All notices or other information deemed required or necessary to be given to any of the parties shall be given at the following addresses:

                      IPEX:            IPEX, Inc.
                                       Attn: Gerald Beckwith
                                       9255 Towne Centre
                                       Suite 235
                                       San Diego, CA 92121
                                       Facsimile: (310) 752-1486

                      With Copy to (which shall not constitute notice):

                                       Sichenzia Ross Friedman Ference LLP
                                       Attn: Marc J. Ross, Esq.
                                       1065 Avenue of the Americas
                                       21st Floor
                                       New York, NY 10018
                                       Facsimile: (212) 930-9725
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Vinculum Communications, Inc.
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                      VINCULUM: Vinculum Communications, Inc.
                                       Attn: Scott Goodwin, President and CEO
                                       9255 Towne Centre Drive, Suite 925
                                       San Diego, CA 92121
                                       Facsimile: (858)546-8039

                      With Copy to (which shall not constitute notice):

                                       Allen Matkins Leck Gamble & Mallory LLP
                                       Attn: Peter N. Townshend, Esq.
                                       12348 High Bluff Drive, Suite 100
                                       San Diego, CA 92130
                                       Facsimile: (858) 481-5028

      (e) With the exception of Aegis Equity, LLC and its affiliates and Mark Buckner, no agent, broker, investment banker, person or firm is acting on behalf of the Parties or under their authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with any of the transactions contemplated herein.

      (f) The Agreement shall contain customary and usual indemnification, hold harmless provisions and investment representation language.

      (g) Except where the laws of another jurisdiction are necessarily applicable, the transactions which are contemplated herein and the legal relationships among the parties hereto, to the extent permitted, shall be governed by and construed in accordance with the laws (except for conflict of law provisions) of the State of California.

      (h) The substance of any press release or other public announcement with respect to the Acquisition, the Agreement and the transactions contemplated herein and therein, other than notices required by law, shall be approved in writing in advance by all parties and their respective legal counsel.

6. Counterparts. This LOI may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

7. Amendments. Subject to applicable law, this LOI and any attachments hereto may be amended only by an instrument in writing signed by an officer or authorized representative of each of the parties hereto.
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8.    Headings. The descriptive headings of the sections and subsections of this
      LOI are inserted for convenience only and do not constitute a part of this LOI.

9. Reliance Upon Representations and Warranties. Notwithstanding any right of any party hereto to fully investigate the affairs of any other party, the parties hereto may rely upon the representations, warranties and covenants made to it in this LOI and on the accuracy of any exhibit or other document given or delivered to it pursuant to this LOI. Further, knowledge by an agent of any party hereto of any facts not otherwise disclosed in this LOI or any other related document, shall not constitute a defense to any claim for misrepresentation, breach of any warranty, agreement, or covenant under this LOI or any other related document. No representations or warranties have been made by or on behalf of any person to induce any party to enter into this LOI or to abide by or consummate the transactions contemplated by this LOI, except representations and warranties expressly set forth herein.

10. Waiver. No purported waiver by any party of any default by any other party of any term, covenant or condition contained herein shall be deemed to be waiver of such term, covenant or condition unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term, covenant or condition contained herein.

11. Entire Agreement. This LOI, together with the exhibits or other documents given or delivered pursuant hereto, sets forth the entire understanding among the parties concerning the subject matter of this LOI and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this LOI other than those set forth herein. No alternation, amendment, change or addition to this LOI shall be binding upon any party unless in writing and signed by the party to be charged.

12. No Partnership. Nothing contained in this LOI will be deemed to or construed by the parties hereto or by any third person to create the relationship of principal and agent or partnership or joint venture.

13. Joint Preparation. This LOI has been negotiated and prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the applicable rules of interpretation for arm's length agreements.

14. Partial Invalidation. If any term, covenant or condition in this LOI or the application thereof to any party, person or circumstance shall be invalid or unenforceable, the remainder of this LOI or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this LOI shall be valid and enforced to the fullest extent permitted by law.
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15.   Binding  Effect;  Break-up Fee. This LOI is binding on the parties hereto.
      In the event VINCULUM terminates this LOI at any time prior to the execution of a definitive Agreement, VINCULUM shall pay a break-up fee to IPEX in the amount of $200,000 cash. In the event IPEX terminates this LOI at any time prior to the execution of a definitive Agreement, IPEX shall
      pay  a  break-up  fee  to  VINCULUM  in  the  amount  of  $200,000   cash.
      Notwithstanding the foregoing, neither IPEX nor VINCULUM shall pay any break-up fee to the other party if this LOI is terminated prior to the execution of a definitive Agreement due to a breach of this LOI by the other party or any reason(s) beyond the control of either respective party.

16. Time is of the Essence. VINCULUM shall sign this LOI no later than 3:00 P.M., Eastern Standard Time, July 27, 2005, as time is of the essence.

17. Lockup Agreement. Each holder of more than 10% of VINCULUM Stock shall enter into an agreement with IPEX whereby such VINCULUM Stockholder agrees not to sell more than 200,000 Shares of IPEX Stock in any calendar quarter during the one year period following the Closing.

18. Currency. All references to currencies within this LOI are in US dollars except where otherwise specified.

19. Public Announcement. IPEX and VINCULUM mutually agree that neither party shall issue any press release or make any public announcement of the Acquisition or any other matter which is the subject of this LOI or any subsequent definitive Agreement without the prior consent of the other party, except where a public announcement is required by law as reasonably determined by such party or is in connection with such party's enforcement of its rights or remedies hereunder or thereunder for any breach by the other party. Notwithstanding the foregoing, VINCULUM acknowledges that upon signing this LOI, IPEX is required and shall file a Form 8-K with the SEC describing the material terms of the LOI and VINCULUM hereby consents to such filing.

20. Consents. IPEX and VINCULUM will cooperate with one another and proceed, as promptly as is reasonably practicable, to seek to obtain all necessary consents and approvals from lenders, shareholders, landlords and other third parties and to endeavor to comply with all other legal or contractual requirements for or preconditions to the execution and consummation of the Acquisition and the Agreement.

21. Efforts. IPEX and VINCULUM will negotiate in good faith and use their commercially reasonable efforts to arrive at a mutually acceptable definitive Agreement for approval, execution and delivery on the earliest reasonably practicable date. IPEX and VINCULUM will thereupon use their commercially reasonable efforts to effect the Closing and to proceed with the transactions contemplated by this LOI as promptly as is reasonably practicable.

Vinculum Communications, Inc.
July 25, 2005
Page 12 of 13

22. Confidentiality. IPEX and VINCULUM agree that (except as may be required by law) it will not disclose or use any "Confidential Information" (as hereinafter defined) with respect to the other, furnished, or to be furnished in connection herewith at any time or in any manner and will not use such information other than in connection with its evaluation of the Acquisition. For the purposes of this paragraph "Confidential Information" means any information identified as such in writing or, given the nature of the information or the circumstances surrounding its disclosure, which reasonably should be considered as confidential or proprietary. If the Acquisition is not consummated, the receiving party will promptly return all documents to the party with provided such documents. The provisions of this paragraph shall survive the termination of this LOI.


                  [REMAINING OF PAGE INTENTIONALLY LEFT BLANK]

Vinculum Communications, Inc.
July 25, 2005
Page 13 of 13

      If the foregoing correctly sets forth the substance of the understanding of the parties, please execute this LOI in triplicate, retain one original copy for your records, and return the other original copy to Marc J. Ross at the address listed above.

      Also, please fax a signed copy to IPEX, Inc. at (310) 752-1486.


                                                 Yours truly,

                                                 IPEX, INC.

                                                 /s/ Sothi Thillairajah
                                                 -------------------------------
                                                 Sothi Thillairajah
                                                 Chief Operating Officer
                                                 AUGUST 9, 2005

Accepted this 25th day of July 2005.

VINCULUM COMMUNICATIONS, INC.

/s/ Scott Goodwin
--------------------------
Scott Goodwin
President and CEO

                                     ANNEX A

                       "VINCULUM Shareholder Distribution"


PART I:  "Share Compensation"

                                             Number of            Ownership
Name:                                        Shares               Percentage
----                                         ------               ----------
Goodwin, Scott                            1,500,000                   70.81%
Jones, Jayson                               500,000                   23.60%
Buckner, Mark                                67,916                    3.21%
Goodwin, Brad                                29,275                    1.38%
Kates, Desiree                               10,265                    0.48%
Koehler, Robert                               9,000                    0.42%
Fiddes, Michael                               2,000                    0.09%
                      Total:              2,118,456                  100.00%

PART II:  "Cash Compensation"

Name:                                                            Dollars:
----                                                             -------
Goodwin, Scott                                                $708,062.85
Jones, Jayson                                                 $236,020.95
Buckner, Mark                                                  $32,059.20
Goodwin, Brad                                                  $13,819.03
Kates, Desiree                                                  $4,845.51
Koehler, Robert                                                 $4,248.38
Fiddes, Michael                                                   $944.08
                                          Total:            $1,000,000.00

PART III:  "Notes"

                                                  Principal Dollar Amount
                                         12-Month                     18-Month
Name:                                    Maturity                     Maturity
----                                     --------                     --------
Goodwin, Scott                        $637,256.57                  $637,256.57
Jones, Jayson                         $212,418.86                  $212,418.86
Buckner, Mark                          $28,853.28                   $28,853.28
Goodwin, Brad                          $12,437.12                   $12,437.12
Kates, Desiree                          $4,360.96                    $4,360.96
Koehler, Robert                         $3,823.54                    $3,823.54
Fiddes, Michael                           $849.68                      $849.68
                    Total:            $900,000.00                  $900,000.00

                                  "ANNEX B"

                        Vinculum Communications Inc.
                                Balance Sheet
                                  6/30/2005

Assets

Current Assets
Cash
   Cash - UBOC                                            $4,335.98
   Cash - Vincomm Inc                                    109,452.41
   Cash - CNB Outgoing                                    20,182.53
                                                      -------------
   Total Cash                                           $133,970.92

Accounts Receivable
   Accounts Receivables                                 $566,938.75
   Allowance For Bad Debt                               (69,629.22)
   Accounts Receivable - Employees                         9,268.22
                                                      -------------
   Total Accounts Receivable                            $506,577.75

Unbilled Revenue
   Other Current Assets                                 $598,219.69
                                                      -------------
   Total Unbilled Revenue                               $598,219.69

Other Current Assets
   Nextone Support                                        $9,961.00
   Colocation Deposit                                        500.00
   Office Deposit                                         11,235.36
                                                      -------------
   Total Other Current Assets                            $21,696.36
                                                      -------------
   Total Current Assets                               $1,260,464.72

Property, Plant and Equipment
   Sansay Gateway                                        $27,499.92
   Computer Equipment                                     85,517.43
   Office Furniture                                       20,512.59
   VOIP Routers                                           19,800.00
   Software                                              171,642.00
                                                      -------------
   Total Property, Plant and Equipment                  $324,971.94


Accumulated Depreciation
   Accum Depr - Computer                               ($59,713.77)
   Accum Depr - VOIP Routers                            (12,198.00)
   Accum Depr - Office Furniture                         (7,902.47)
   Accum Depr - Software                               (140,673.33)
                                                      -------------
   Total Accumulated Depreciation                     ($220,487.57)
                                                      -------------


Net Property, Plant and Equipment                       $104,484.37

Other Assets
   Other Assets                                          $40,000.00
                                                      -------------
   Total Other Assets                                    $40,000.00

Intangible Assets
Organizational Costs                                      $1,000.00
Accum Amort - Organizational                               (683.33)
CNB CEDLI Facility Cost                                   78,927.67
Facility Cost Amortization                               (8,769.76)
Goodwill                                                 118,907.20
                                                      -------------
Total Intangible Assets                                  189,381.78
                                                      -------------
   Total Assets                                       $1,594,330.87
                                                      =============
Liabilities

Current Liabilities
Accounts Payable
   Accounts Payable                                     $378,646.30
                                                      -------------
   Total Accounts Payable                               $378,646.30

Notes Payable
   Line Of Credit-Preferred Business Credit                  $54.51
   Line Of Credit-City National Bank                     239,861.85
   Due To Call Prints                                     68,029.62
                                                      -------------
   Total Notes Payable                                  $307,945.98

Taxes Payable
   Income Tax Payable                                   ($8,756.00)
   Provision for Deferred  Income Tax Liability            8,324.00
                                                      -------------
   Total Taxes Payable                                    ($432.00)

Other Current Liabilities
   Customer Deposits                                      $1,192.27
   Schneider Rucinski Lease                               15,791.62
   Other Accruals                                        273,980.92
                                                      -------------
   Total Other Current Liabilities                      $290,964.81
                                                      -------------
   Total Current Liabilities                            $977,125.09



Long-Term Debt
   Line Of Credit - UBOC                                  $9,971.78
   Cedli Note                                            362,140.31
   Line of Credit - Wells Fargo                              (0.01)
                                                      -------------
   Total Long-Term Debt                                 $372,112.08
                                                      -------------
   Total Liabilities                                  $1,349,237.17

Capital

Common Stock
   Common Stock                                           $2,033.00
   Shareholder Note                                      162,459.01
                                                      -------------
   Total Common Stock                                   $164,492.01

Retained Earnings
   Paid In Capital                                       $99,967.00
   Retained Earnings                                      90,390.45
                                                      -------------
   Total Retained Earnings                              $190,357.45
   Net Profit/(Loss)                                  ($109,755.76)
                                                      -------------
   Total Equity                                         $245,093.70
                                                      -------------
   Total Liabilities and Equity                       $1,594,330.87
                                                      =============